Exhibit 10.1

SECOND LIEN PLEDGE AND SECURITY AGREEMENT

This SECOND LIEN PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, supplemented or modified from time to time, this “Security Agreement”) is entered into as of May 22, 2020, by and among each of the undersigned identified on the signature pages hereto as Grantors (together with any other entity that may become a party hereto as provided herein, each a “Grantor”, and collectively, the “Grantors”), and UMB Bank, N.A., in its capacity as collateral agent (in such capacity, together with any successors and assigns in such capacity, the “Collateral Agent”) for the benefit of the Parity Lien Secured Parties.

PRELIMINARY STATEMENTS

A.    Contemporaneously with the execution and delivery hereof, Centennial Resource Production, LLC, a Delaware limited liability company (the “Company”), and the other Grantors, are entering into (i) that certain Indenture, with UMB Bank, N.A., as trustee (in such capacity, together with any successors and assigns in such capacity, the “Trustee”) (as the same may from time to time, be amended, restated, replaced, modified or supplemented, the “Indenture”), and (ii) that certain Second Lien Collateral Agency Agreement, dated as of May 22, 2020, with the Trustee, the other Parity Lien Representatives from time to time party thereto and the Collateral Agent (as the same may from time to time, be amended, restated, replaced, modified or supplemented, the “Collateral Agency Agreement”).

B.    Each Guarantor has, pursuant to one or more supplemental indentures, unconditionally guaranteed on a secured basis the obligations under the Indenture.

C.    This Security Agreement is given by each Grantor in favor of the Collateral Agent for the ratable benefit of the Parity Lien Secured Parties to secure the payment and performance in full when due of the Parity Lien Obligations.

D.    Each Grantor has determined that valuable benefits will be derived by it as a result of the Indenture and other Notes Documents and their obligations under the other Parity Lien Documents and each is, therefore, willing to enter into this Agreement.

ACCORDINGLY, the Grantors and the Collateral Agent, on behalf of the Parity Lien Secured Parties, hereby act and agree as follows:

ARTICLE I

DEFINITIONS

1.1.    Terms Defined in Collateral Agency Agreement and Indenture. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Collateral Agency Agreement or, if not defined therein, in the Indenture.

1.2.    Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement, the Collateral Agency Agreement or the Indenture are used herein as defined in the UCC.

1.3.    Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the introductory paragraph hereto and in the Preliminary Statements, the following terms shall have the following meanings:

“Account Debtor” means a Person who is obligated on an Account.

“Account” shall have the meaning set forth in Article 9 of the UCC.

“Amendment” shall have the meaning set forth in Section 4.4 hereof.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“As-extracted Collateral” shall have the meaning set forth in Article 9 of the UCC.

“Assigned Contracts” means, collectively, all of the Grantors’ rights and remedies under, and all moneys and claims for money due or to become due to any Grantor under all written contracts, and any and all amendments, supplements, extensions, and renewals thereof including all rights and claims of the Grantors now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing contracts; (b) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (c) to all other amounts from time to time paid or payable under or in connection with any of the foregoing contracts; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

“Assumption Agreement” means an Assumption Agreement substantially in the form of Annex 1 hereto.

“Chattel Paper” and “Electronic Chattel Paper” shall have the meanings set forth in Article 9 of the UCC.

“Collateral” shall have the meaning set forth in Article II.

“Collateral Account” means any Deposit Account under the sole dominion and control of the Collateral Agent established by the Collateral Agent as provided in Section 7.1.

“Commercial Tort Claim” means a commercial tort claim (as that term is defined in Article 9 of the UCC).

“Commodity Account” shall have the meaning set forth in Article 9 of the UCC.

“Commodity Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Collateral Agent, among the Company or any Guarantor, a commodity intermediary holding the Company’s or such Guarantor’s assets, including funds and commodity contracts, and the Collateral Agent with respect to collection and control of all deposits, commodity contracts and other balances held in a Commodity Account maintained by the Company or any Guarantor with such commodity intermediary.

“Control Agreement” means a Deposit Account Control Agreement, a Securities Account Control Agreement or a Commodity Account Control Agreement, as context may require.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; and (c) all rights corresponding to any of the foregoing throughout the world.

“De Minimis Accounts” means (a) any Deposit Account, Commodity Account or Securities Account so long as the balance in each such account, individually, does not exceed $1,000,000 at any time and the aggregate balance of all such Deposit Accounts, Commodity Accounts and Securities Accounts does not at any time exceed $3,000,000, (b) any Deposit Account that is a zero balance account or a Deposit Account for which the balance of such Deposit Account is transferred at the end of each date to a Deposit Account that is not a De Minimis Account, and (c) any other Deposit Accounts exclusively used for trust, payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any employees of the Grantors or any of their subsidiaries.

“Deposit Account” shall have the meaning set forth in Article 9 of the UCC.

“Deposit Account Control Agreement” means an agreement, in form and substance satisfactory to the Collateral Agent, among the Company or any Guarantor, a banking institution holding the Company’s or such Guarantor’s funds, and the Collateral Agent with respect to collection and control of all deposits and balances held in a Deposit Account maintained by the Company or any Guarantor with such banking institution.

“Document” shall have the meaning set forth in Article 9 of the UCC.

“Effective Date” means (a) with respect to Company and each other Grantor party hereto on the date hereof, the “Issue Date” as defined in the Indenture, and (b) with respect to each other Grantor, the “Effective Date” as defined in the Assumption Agreement or Parent Joinder Agreement, as applicable, by means of which such Grantor becomes a party hereto.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Excluded Assets” means:

(a)    any motor vehicle in which a lien can only be perfected by action with respect to a certificate of title;

(b)    any As-extracted Collateral or Fixtures;

(c)    any Patents, Copyrights, Trademarks or Licenses; and

(d)    any contract, license, agreement, instrument or other document to the extent that the grant of a security interest therein is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to a right on the part of the parties thereto other than any Grantor to terminate (or materially modify) or requires any consent not obtained under, any such contract, license, agreement, instrument or other document, except to the extent that the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or right of termination or modification or requiring such consent is ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law;

provided, however, that “Excluded Assets” shall (1) not include any right to receive proceeds from the sale or other disposition of Excluded Assets or any proceeds, substitutions or replacements of Excluded Assets (unless such proceeds, substitutions or replacements would constitute Excluded Assets) and (2) with respect to the exclusions set forth in clause (d) above, not be construed to limit, impair or otherwise affect the Collateral Agent’s continuing security interests in the Company’s or any Grantor’s rights to or interests of the Company or any Grantor in (x) monies due or to become due under any such contract, license, agreement, instrument or other document (to the extent not prohibited by such contract, license, agreement, instrument or other document and applicable law), or (y) any proceeds from the sale, license, lease or other disposition of any such contract, license, agreement, instrument or other document. References in this Security Agreement to Collateral and to Goods, Equipment, Investment Property, and other categories or types of Collateral do not include Excluded Assets. Notwithstanding the exclusion of As-extracted Collateral and Fixtures from the Collateral under this Security Agreement, however, the Grantors intend to grant security interests to the Collateral Agent in certain As-extracted Collateral and Fixtures under various deeds of trust and mortgages, and the exclusion of As-extracted Collateral and Fixtures as Collateral hereunder shall have no effect upon any such grant of a security interest therein under any such deed of trust or mortgage in favor of the Collateral Agent.

“Excluded Payments” shall have the meaning set forth in Section 4.6(b)(iii) hereof.

“Exhibit” refers to a specific exhibit to this Security Agreement (unless another document is specifically referenced) as from time to time supplemented by any Assumption Agreements or Parent Joinder Agreement, as applicable.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“General Intangible” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Instrument” shall have the meaning set forth in Article 9 of the UCC.

“Intercreditor Agreement” means the Intercreditor Agreement among the Collateral Agent, the Trustee, the Priority Lien Collateral Agent, the Company, the other Grantors and the other parties from time to time party thereto, dated as of the date hereof, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest as a licensor in and to any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks.

“Parent Joinder Agreement” means a Parent Joinder Agreement substantially in the form of Annex 2 hereto.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest (other than as a licensee) in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; and (d) all rights corresponding to any of the foregoing throughout the world.

“Pledged Equity” means all Equity Interests owned by any of the Grantors that constitute Collateral hereunder, whether or not evidenced by certificates physically delivered to the Collateral Agent pursuant to this Security Agreement.

“Proceeds” shall have the meaning set forth in Article 9 of the UCC and, in any event shall include, without limitation, all dividends or other income from the Pledged Equity or other Collateral, collections thereon or distributions or payments with respect thereto.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Securities Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Collateral Agent, among the Company or any Guarantor, a securities intermediary holding the Company’s or such Guarantor’s assets, including funds and securities, or an issuer of Securities, and the Collateral Agent with respect to collection and control of all deposits, securities and other balances held in a Securities Account maintained by the Company or any Guarantor with such securities intermediary.

“Securities Account” shall have the meaning set forth in Article 8 of the UCC.

“Security” has the meaning set forth in Article 8 of the UCC.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.

“Supporting Obligation” shall have the meaning set forth in Article 9 of the UCC.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest (other than as a licensee) in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing; (c) all renewals of the foregoing; and (d) all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Collateral Agent’s or any Parity Lien Secured Party’s Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

1.4.    Intercreditor Agreement.

(a) Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Security Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Priority Lien Secured Parties (as defined in the Intercreditor Agreement), including liens and security interests granted to JPMorgan Chase Bank, National Association, as administrative agent, pursuant to or in connection with the Second Amended and Restated Credit Agreement, dated as of May 4, 2018, by and among the Company, the guarantors party thereto, JPMorgan Chase Bank, National Association, as administrative agent, and the lenders party thereto, and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

(b)    Notwithstanding anything to the contrary in this Security Agreement, prior to the Discharge of Priority Lien Obligations (as defined in the Intercreditor Agreement), any obligation of the Grantors in this Security Agreement that requires delivery of Collateral to, possession or control of Collateral with, the pledge, assignment, endorsement or transfer of Collateral to or the registration of Collateral in the name of, the Collateral Agent shall be deemed complied with and satisfied if such delivery of Collateral is made to, such possession or control of Collateral is with, or such Collateral be assigned, endorsed or transferred to or registered in the name of, the Priority Lien Collateral Agent; provided that, notwithstanding the foregoing, nothing contained in this Section 1.4(b) shall limit or otherwise adversely affect the grant of a lien on or a security interest in any Collateral under Article II of this Security Agreement. Prior to the Discharge of the Priority Lien Obligations, to the extent that any covenants, representations or warranties set forth in this Security Agreement are untrue or incorrect solely as a result of the delivery to, or grant of possession or control to, the Priority Lien Collateral Agent in accordance with the Intercreditor Agreement, such covenant, representation or warranty shall be deemed not to be untrue or incorrect for purposes of this Agreement.

(c)    Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Security Agreement shall be a second lien on and security interest in the Collateral junior only to the Priority Liens and any other Permitted Prior Liens and such lien and security interest and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement.

ARTICLE II

GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the ratable benefit of the Parity Lien Secured Parties, a security interest in all of its right, title and interest in, to and under all of the following items, categories and types of personal property, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(i)    all Accounts;

(ii)    all Chattel Paper;

(iii)    all Documents;

(iv)    all Equipment;

(v)    all General Intangibles;

(vi)    all Goods (other than consumer goods);

(vii)    all Instruments;

(viii)    all Inventory;

(ix)    all Investment Property;

(x)    all cash in possession of the Collateral Agent (or the Priority Lien Collateral Agent in accordance with the Intercreditor Agreement);

(xi)    all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xii)    all Deposit Accounts;

(xiii)    all Commercial Tort Claims listed on Exhibit G hereto;

(xiv)    all Securities Accounts;

(xv)    all Commodity Accounts;

(xvi)    all Assigned Contracts and all Hedge Agreements;

(xvii)    and all accessions to, substitutions for and replacements, Proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Parity Lien Obligations; provided, however, that “Collateral” shall not include any Excluded Assets (except to the extent such Excluded Assets are subject to a Priority Lien generally in favor of the Priority Lien Secured Parties); and provided further, that if and when any property shall cease to be an Excluded Asset, such property shall be deemed at all times from and after such date to constitute Collateral.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Subject in all respects to the Intercreditor Agreement, each Grantor represents and warrants to the Collateral Agent and the Parity Lien Secured Parties that:

3.1.    Title, Perfection and Priority. The representations and warranties of the Grantors in the Indenture concerning each Grantor, this Security Agreement, and the Collateral are true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties are true and correct in all material respects as of such specified earlier date. Subject to the Intercreditor Agreement, when financing statements have been filed in the appropriate offices against each Grantor in the locations listed on Exhibit E, the Collateral Agent will have a validly perfected second priority security interest in that Collateral of the Grantor in which a security interest may be perfected by the filing of financing statements, subject only to Permitted Liens.

3.2.    Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.

3.3.    Principal Location. Such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A.

3.4.    Deposit Accounts, Commodity Accounts and Securities Accounts. All of such Grantor’s Deposit Accounts, Commodity Accounts and Securities Accounts as of the Effective Date are listed on Exhibit B.

3.5.    Exact Names. Such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization as of the Effective Date. Except as may be described in Exhibit A or in an applicable Assumption Agreement or Parent Joinder Agreement, such Grantor has not, during the past five years prior to its becoming a party hereto, had any other name or been a party to any merger or consolidation.

3.6.    Letter-of-Credit Rights and Chattel Paper on Effective Date. Exhibit C lists all Letter-of- Credit Rights and Chattel Paper owned by such Grantor as of the Effective Date, if any, with a value in excess of $1,000,000. Subject to the Intercreditor Agreement, all action by such Grantor necessary or desirable to protect and perfect the Collateral Agent’s Lien on each item listed on Exhibit C (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken and the aggregate value of all Letter-of-Credit Rights and all Chattel Paper owned by all Grantors on the Effective Date for which such actions have not been duly taken does not exceed $3,000,000.

3.7.    No Financing Statements, Security Agreements. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements naming the Collateral Agent as the secured party, (b) financing statements with respect to Liens permitted by Section 4.1(e), (c) financing statements being terminated concurrently with the execution hereof, and (d) financing statements filed as a precaution to describe personal property leased to a Grantor.

3.8.    Pledged Equity.

(a)    Exhibit D sets forth a complete and accurate list of all Pledged Equity owned by such Grantor as of the Effective Date. Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Equity listed on Exhibit D as being owned by it, free and clear of any Liens except for Permitted Liens. Such Grantor further represents and warrants that (i) all Pledged Equity owned by it is duly authorized and validly issued and, if such Pledged Equity is stock in a corporation, is fully paid and non-assessable, (ii) with respect to any certificates delivered to the Collateral Agent (or the Priority Lien Collateral Agent pursuant to the Intercreditor Agreement) representing Pledged Equity, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Collateral Agent so that the Collateral Agent may take steps to perfect its security interest therein as a General Intangible, and (iii) all such Pledged Equity held by a securities intermediary is covered by a Securities Account Control Agreement.

(b)    In addition, except for any that have been obtained, as of the Effective Date, no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by such Grantor of such Pledged Equity pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor.

(c)    Except as set forth in Exhibit D, as of the Effective Date such Grantor owns 100% of the issued and outstanding Equity Interests in each issuer that has issued Pledged Equity to such Grantor.

3.9.    Instruments, Securities and Documents. Exhibit D lists all Instruments, Securities (other than Equity Interests) and Documents constituting or evidencing Collateral owned by such Grantor as of the Effective Date, if any, that such Grantor is required to deliver to the Collateral Agent (or the Priority Lien Collateral Agent pursuant to the Intercreditor Agreement) pursuant to Section 4.4 hereof.

ARTICLE IV

COVENANTS

Subject in all respects to the provisions of the Intercreditor Agreement, from the date of this Security Agreement, and thereafter until this Security Agreement is terminated, each Grantor agrees that:

4.1.    General.

(a)    Access to Records. Subject to the Intercreditor Agreement, such Grantor will comply with Company’s covenants contained in Section 7.02 of the Indenture concerning maintenance of books and records and provision of access to such records and the Collateral to the Collateral Agent.

(b)    Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Collateral Agent to file financing statements and other documents describing the Collateral in order to perfect the security interests created hereby. Each Grantor hereby agrees to deliver or file such financing statements, and to take such other actions, as may from time to time be reasonably requested by the Collateral Agent in order to maintain the perfection and priority described in Section 3.1 and, if applicable and subject to the limitations herein, Control of, the Collateral owned by such Grantor. Any financing statement filed by the Collateral Agent may be filed in any filing office in any UCC jurisdiction and may (i) describe such Grantor’s Collateral (1) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office’s acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Such Grantor also agrees to furnish any such information to the Collateral Agent promptly upon reasonable request.

(c)    Further Assurances. Such Grantor will, if so reasonably requested by the Collateral Agent, furnish to the Collateral Agent, as often as the Collateral Agent reasonably requests, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Collateral Agent may reasonably request, all in such detail as the Collateral Agent may reasonably specify. Such Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Collateral Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(d)    Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of the Collateral owned by it in violation of Section 4.16 of the Indenture.

(e)    Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Security Agreement, and (ii) other Permitted Liens.

(f)    Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for (i) financing statements naming the Collateral Agent as the secured party, (ii) financing statements with respect to Liens permitted by Section 4.1(e), and (iii) financing statements filed as a precaution to describe personal property leased to a Grantor. Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement naming the Collateral Agent as secured party without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

4.2.    Electronic Chattel Paper. Subject to the Intercreditor Agreement, upon request by the Collateral Agent (acting in accordance with the Collateral Agency Agreement), such Grantor shall take all steps necessary to grant the Collateral Agent Control of such Grantor’s electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act to the extent necessary to ensure that the aggregate value of all electronic chattel paper of all Grantors for which Control has not been granted to the Collateral Agent does not exceed $3,000,000.

4.3.    Inventory and Equipment. Each Grantor will perform its obligations with respect to Inventory and Equipment under the Indenture and under any deed of trust or mortgage that it grants to Collateral Agent.

4.4.    Delivery of Instruments, Certificated Securities, Chattel Paper and Documents. Subject to the Intercreditor Agreement, such Grantor will (a) deliver to the Collateral Agent, (i) immediately upon the Effective Date, the originals of all Chattel Paper, certificated Securities and other Instruments, constituting Collateral owned by it on the Effective Date (if any then exist), and (ii) thereafter, upon request by the Collateral Agent (acting in accordance with the Collateral Agency Agreement), deliver to the Collateral Agent any such Chattel Paper and Instruments constituting Collateral, in each case, to the extent necessary to ensure that the aggregate value of all Chattel Paper and other Instruments constituting Collateral and owned by the Grantors for which the originals have not been delivered to the Collateral Agent does not exceed $3,000,000, (b) upon the request of the Collateral Agent (acting in accordance with the Collateral Agency Agreement), deliver to the Collateral Agent any Document evidencing or constituting Collateral as necessary to ensure that the aggregate value of all Documents constituting Collateral and owned by the Grantors for which the Documents have not been delivered to the Collateral Agent does not exceed $3,000,000, (c) following the Effective Date, upon receipt thereof, deliver to the Collateral Agent any certificated Securities constituting Collateral to the extent necessary to ensure that the aggregate value of all certificated Securities constituting Collateral and owned by the Grantors for which originals have not been delivered to the Collateral Agent does not exceed $3,000,000, and (d) upon request by the Collateral Agent (acting in accordance with the Collateral Agency Agreement), deliver to the Collateral Agent a duly executed amendment to this Security Agreement (an “Amendment”), substantially in the form of Exhibit F hereto, pursuant to which such Grantor will identify and ratify the pledge of such additional Collateral. Such Grantor hereby authorizes the Collateral Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral.

4.5.    Uncertificated Pledged Equity. Subject to the Intercreditor Agreement, such Grantor will permit the Collateral Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated Securities or other types of Pledged Equity not represented by certificates owned by it with a value of $1,000,000 or more to mark their books and records with respect thereto to reflect the Lien of the Collateral Agent granted pursuant to this Security Agreement. With respect to any Pledged Equity owned by it, such Grantor will, upon request by the Collateral Agent, cause (a) the issuers of uncertificated Securities which are Pledged Equity and (b) any securities intermediary which is the holder of any such Pledged Equity, to cause the Collateral Agent to have and retain Control over such Pledged Equity. Without limiting the foregoing, such Grantor will, with respect to any such Pledged Equity held with a securities intermediary, cause such securities intermediary to enter into a Securities Account Control Agreement unless such Pledged Equity is held in a De Minimis Account.

4.6.    Pledged Equity.

(a)    Registration of Pledged Equity. Subject to the Intercreditor Agreement and the Collateral Agency Agreement, after an Event of Default has occurred and is continuing, such Grantor will permit any registerable Pledged Equity owned by it to be registered in the name of the Collateral Agent or its nominee at any time.

(b)    Exercise of Rights in Pledged Equity.

(i)    Subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Equity owned by it for all purposes not inconsistent with this Security Agreement, the Indenture or any other Note Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Collateral Agent in respect of such Pledged Equity.

(ii)    Subject to the Intercreditor Agreement, such Grantor will permit the Collateral Agent or its nominee at any time during the continuance of an Event of Default to exercise all voting rights or other rights relating to the Pledged Equity owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting such Pledged Equity as if it were the absolute owner thereof.

(iii)    Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Equity owned by it to the extent not in violation of the Indenture; provided that, subject to the Intercreditor Agreement, to the extent, if any, that any Pledged Equity is issued by a Person other than the Company or any Guarantor, the following distributions and payments (collectively referred to as the “Excluded Payments”) shall be delivered to the Collateral Agent as and to the extent required in the following subsection (iv): (A) dividends and interest paid or payable other than in cash in respect of such Pledged Equity, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any such Pledged Equity; (B) dividends and other distributions paid or payable in cash in respect of such Pledged Equity in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, such Pledged Equity; provided however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement; and

(iv)    Subject to the Intercreditor Agreement, all Excluded Payments, whenever paid or made, shall be delivered to the Collateral Agent to hold as Pledged Equity and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Collateral Agent as Pledged Equity in the same form as so received (with any necessary endorsement).

(c)    Securities. No Grantor shall permit any Equity Interest which is included within the Collateral at any time to constitute a Security or permit the issuer of any such Equity Interest to take any action to have such interests treated as a Security unless (i) all certificates or other documents constituting such Security have been delivered to the Collateral Agent and such Security is properly defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (ii) the Collateral Agent (or such other party as provided for in the Intercreditor Agreement) has entered into a Securities Account Control Agreement with the issuer of such Security or with a securities intermediary relating to such Security.

4.7.    Commercial Tort Claims. Such Grantor shall promptly notify the Collateral Agent of any commercial tort claim (as defined in the UCC) acquired by it that is the subject of pending litigation and that could reasonably be expected to result in a judgment or settlement in such Grantor’s favor in excess of $3,000,000 and, upon request by the Collateral Agent (acting in accordance with the Collateral Agency Agreement) and subject to the Intercreditor Agreement, such Grantor shall enter into an Amendment substantially in the form of Exhibit F hereto, granting to Collateral Agent a security interest in such Commercial Tort Claim.

4.8.    Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit with a face amount in excess of $1,000,000, it shall promptly notify the Collateral Agent thereof and, if requested to do so by the Collateral Agent (acting in accordance with the Collateral Agency Agreement) to the Intercreditor Agreement and Collateral Agency Agreement, make reasonable commercial efforts to cause the issuer and/or confirmation bank to (i) consent to the assignment of the related Letter-of-Credit Rights to the Collateral Agent and (ii) agree to direct all payments thereunder to a Deposit Account subject to a Deposit Account Control Agreement, all in form and substance reasonably satisfactory to the Collateral Agent.

4.9.    Control Agreements. For each Deposit Account, Securities Account and Commodity Account (other than De Minimis Accounts) that such Grantor at any time maintains, such Grantor will, substantially contemporaneously with the opening of such Deposit Account, Securities Account or Commodity Account (other than De Minimis Accounts), pursuant to a Control Agreement in form and substance satisfactory to the Collateral Agent, cause the depository bank that maintains such Deposit Account, securities intermediary that maintains such Securities

Account, or commodities intermediary that maintains such Commodity Account, as applicable, to agree to comply at any time with instructions from the Collateral Agent (or such other party as provided for in the Intercreditor Agreement) to such depository bank, securities intermediary or commodities intermediary directing the disposition of funds from time to time credited to such Deposit Account, Securities Account or Commodity Account, without further consent of such Grantor, or take such other action as the Collateral Agent (or such other party) may approve in order to perfect the Collateral Agent’s security interest in such Deposit Account, Securities Account or Commodity Account. Notwithstanding the foregoing or the terms of any Control Agreement, unless an Event of Default is continuing the Collateral Agent will not enforce the terms of any Control Agreement in order to take possession of, or prevent or limit the ability of any Grantor to direct the disposition of, the funds and other assets held in any Deposit Account, Securities Account or Commodity Account. Notwithstanding the foregoing, provided that the relevant Grantor shall have used its commercially reasonable efforts for a period of at least 90 days following the applicable date to enter into control agreements in favor of the Collateral Agent in respect to any such Deposit Accounts, Securities Accounts and Commodities Accounts (other than De Minimis Accounts), such Grantor shall be relieved of any further obligation to deliver control agreements so long as the Priority Lien Representative or agents or bailees of the Priority Lien Representative maintains a perfected second priority lien (subject to Intercreditor Agreement) for the benefit of the Parity Lien Secured Parties through control of such Deposit Accounts, Securities Accounts and Commodities Accounts pursuant to a control agreement.

4.10.    Change of Name or Location; etc. Such Grantor shall furnish to the Collateral Agent prompt written notice (and in any event not less than five (5) days prior thereto (or such lesser time period as may be reasonably acceptable to the Collateral Agent) in the case of any change of name or jurisdiction or organization) of any change in such Grantor’s (i) corporate name, (ii) corporate structure, (iii) jurisdiction of organization or organizational identification number, and (iv) federal taxpayer identification number.

4.11.    Additional Grantors.

(a)    Each Grantor agrees to cause each of its Subsidiaries that is required to become a party to this Security Agreement pursuant to Section 4.11 of the Indenture to become a Grantor for all purposes of this Security Agreement by executing and delivering an Assumption Agreement substantially in the form of Annex 1 hereto.

(b)    Without limiting any other provisions of the Notes Documents, promptly following the acquisition by any Person of one hundred percent (100%) of the outstanding Equity Interests in the Company, the Company will give notice of such event to the Collateral Agent and the Company will cause such Person to (i) become a Guarantor by executing and delivering a supplemental indenture in substantially the form specified in the Indenture and delivering an Opinion of Counsel to the Trustee if required by the Indenture and (ii) become a party to this Security Agreement by executing and delivering a Parent Joinder Agreement substantially in the form of Annex 2 hereto to the Collateral Agent. In connection with the foregoing, the Parent will (i) deliver the original stock certificates, if any, evidencing its Equity Interests in the Company, together with an appropriate undated stock power for each certificate duly executed in blank by Parent and (ii) execute and deliver such other additional closing documents, certificates and legal opinions as were provided by the Parent on the Issue Date.

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

5.1.    Remedies. During the continuation of an Event of Default, subject in all respects to the provisions of the Collateral Agency Agreement and the Intercreditor Agreement:

(a)    the Collateral Agent may exercise any or all of the following rights and remedies to the fullest extent permitted under applicable law:

(i)    those rights and remedies provided in this Security Agreement, the Indenture, or any other Note Document; provided that, this Section 5.1(a) shall not be understood to limit any rights or remedies available to the Collateral Agent and the Parity Lien Secured Parties prior to an Event of Default;

(ii)    those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii)    the right to give notice of sole control or any other instruction under any Control Agreement and take any action therein with respect to such Collateral, and the right to endorse and collect any cash proceeds of the Collateral;

(iv)    without notice, demand or advertisement of any kind to any Grantor or any other Person (except as specifically provided in Section 8.1 or elsewhere herein or in the UCC), the right to enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process), the right to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as are commercially reasonable;

(v)    concurrently with written notice to the applicable Grantor, the right to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Equity, to exchange certificates or instruments representing or evidencing Pledged Equity for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends and other distributions made thereon and to otherwise act with respect to the Pledged Equity as though the Collateral Agent was the outright owner thereof; and

(vi)    the right to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder).

(b)    The Collateral Agent, on behalf of the Parity Lien Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c)    Upon any such public sale or sales or any such private sale or sales, the Collateral Agent shall have the right, to the extent permitted by law, to purchase for the benefit of the Collateral Agent and the Parity Lien Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d)    Until the Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have the right, as provided under applicable law, to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving or protecting the Collateral or its value, enforcing this Security Agreement or perfecting and maintaining the perfection and priority of the Collateral Agent’s security interest in the Collateral. The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and Parity Lien Secured Parties), with respect to such appointment.

(e)    Notwithstanding the foregoing, neither the Collateral Agent nor any Parity Lien Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Parity Lien Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Parity Lien Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f)    Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Equity and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit any Grantor or the issuer of the Pledged Equity to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

5.2.    Grantor’s Obligations Upon Default. Subject to the provisions of the Collateral Agency Agreement and the Intercreditor Agreement, upon the request of the Collateral Agent during the continuance of an Event of Default, each Grantor will:

(a)    assemble and make available to the Collateral Agent the Collateral and all books and records relating thereto at any place or places reasonably specified by the Collateral Agent, whether at a Grantor’s premises or elsewhere; and

(b)    permit the Collateral Agent, by the Collateral Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy.

5.3.    Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent to exercise the rights and remedies under this Article V at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, for the benefit of the Collateral Agent and the Parity Lien Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense, during the continuance of an Event of Default, any intellectual property rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

ARTICLE VI

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

6.1.    Account Verification and Collection. During the continuation of an Event of Default, subject to the Collateral Agency Agreement and the Intercreditor Agreement, the Collateral Agent shall have the right at any time at the Grantors’ expense to (a) verify the validity, amount or any other material information relating to any Accounts, including verification with the relevant Account Debtors, and (b) enforce collection of any such Accounts and to adjust, settle or compromise the amount of payment thereof, in each case to the full extent permitted by applicable law.

6.2.    Authorization for Parity Lien Secured Party to Take Certain Action.

(a)    Each Grantor irrevocably authorizes the Collateral Agent at any time and from time to time and appoints the Collateral Agent as its attorney in fact to do all acts and things necessary or desirable in the Collateral Agent’s sole discretion to preserve and protect the Collateral and perfect and maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral including, without limitation, to endorse and collect any cash proceeds of the Collateral, and to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Equity or with securities intermediaries holding Pledged Equity as may be necessary or advisable to give the Collateral Agent Control over such Pledged Equity; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement, the Indenture or under any other Note Document.

(b)    All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Collateral Agent, for the benefit of the Collateral Agent and Parity Lien Secured Parties, under this Section 6.2 are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Parity Lien Secured Party to exercise any such powers. The Collateral Agent agrees that it shall not exercise any power or authority granted to it under this Section 6.2 unless an Event of Default has occurred and is continuing.

6.3.    Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AS ITS PROXY AND ATTORNEY-IN-FACT TO TAKE THOSE ACTIONS WITH RESPECT TO ITS PLEDGED EQUITY THAT ARE DESCRIBED IN SECTION 4.6(b)(ii), INCLUDING THE RIGHT TO VOTE SUCH PLEDGED EQUITY, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED EQUITY, THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED EQUITY WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED EQUITY ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED EQUITY OR ANY OFFICER OR AGENT THEREOF). NOTWITHSTANDING THE FOREGOING, THE COLLATERAL AGENT MAY EXERCISE THE RIGHTS AND POWERS PROVIDED IN THIS SECTION 6.3 ONLY DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.

6.4.    Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.13. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE COLLATERAL AGENT, NOR ANY PARITY LIEN SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII

COLLECTION AND APPLICATION OF RECEIVABLES AND OTHER

COLLATERAL PROCEEDS

7.1.    Collection and Application of Receivables and Other Collateral Proceeds. The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default (but not at any other time). If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any

Proceeds constituting collections of such Receivables, when collected by such Grantor, (i) shall be forthwith (and, in any event, within two Business Days) be deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Parity Lien Secured Parties only as provided below in this Section, and (ii) until so turned over, shall be held by such Grantor in trust for the Parity Lien Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. All Proceeds constituting collections of Receivables while held by the Collateral Account bank (or by any Grantor in trust for the benefit of the Parity Lien Secured Parties) shall continue to be collateral security for the Parity Lien Obligations of the applicable Grantor and shall not constitute payment thereof until applied as hereinafter provided. At any time when an Event of Default has occurred and is continuing, at the Collateral Agent’s election, the Collateral Agent may apply all or any part of the funds on deposit in the Collateral Account established by the relevant Grantor to the payment of the Parity Lien Obligations of such Grantor then due and owing, such application to be made as set forth below in this Section. In addition to the rights of the Parity Lien Secured Parties specified above with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds of Collateral received by any Grantor consisting of cash, checks and other near cash items shall be held by such Grantor in trust for the Parity Lien Secured Parties segregated from other funds of such Grantor, and shall, at the request of the Collateral Agent, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Parity Lien Secured Parties) shall continue to be held as collateral security for all the Parity Lien Obligations and shall not constitute payment thereof until applied as provided below in this Section. At any time after the occurrence and during the continuance of an Event of Default, at the Collateral Agent’s election, the Collateral Agent may apply all or any part of Proceeds of any Grantor held in any Collateral Account in payment of the Parity Lien Obligations of such Grantor in such order as the Collateral Agent may elect in compliance with the Note Documents, and any part of such funds which the Collateral Agent elects not so to apply and deems not required as collateral security for such Parity Lien Obligations shall be paid over from time to time by the Collateral Agent to the Company or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Parity Lien Obligations shall have been paid in full shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same.

ARTICLE VIII

GENERAL PROVISIONS

8.1.    Waivers. As provided in Section 9-612 of the UCC adopted in the State of New York, any notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made shall be deemed sent within a reasonable time if sent to the Grantors, addressed as set forth in Article IX, after the occurrence of an Event of Default and at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Parity Lien Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or under the power of sale conferred by this Security Agreement, or applicable law. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

8.2.    Limitation on Collateral Agent’s and any Parity Lien Secured Party’s Duty with Respect to the Collateral. The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Agent and each Parity Lien Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Collateral Agent nor any Parity Lien Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such Parity Lien Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

8.3.    Compromises and Collection of Collateral. The Grantors and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Collateral Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

8.4.    Parity Lien Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Collateral Agent may during the continuance of an Event of Default perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section 8.4. The Grantors’ obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be included in the Parity Lien Obligations and payable on demand.

8.5.    Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained herein will cause irreparable injury to the Collateral Agent and the Parity Lien Secured Parties, that the Collateral Agent and Parity Lien Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees that the covenants of the Grantors contained herein shall be specifically enforceable against the Grantors.

8.6.    No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Collateral Agent or any Parity Lien Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Collateral Agent with the concurrence or at the direction of the Parity Lien Secured Parties to the extent required under the Collateral Agency Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent and the Parity Lien Secured Parties until the Parity Lien Obligations have been paid in full.

8.7.    Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

8.8.    Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Parity Lien Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Parity Lien Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Parity Lien Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.9.    Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Collateral Agent and the Parity Lien Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Collateral Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Parity Lien Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent, for the benefit of the Collateral Agent and the Parity Lien Secured Parties, hereunder.

8.10.    Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.11.    Expenses. The Grantors shall reimburse the Collateral Agent for all reasonable out-of-pocket expenses (including reasonable attorneys’, auditors’ and accountants’ fees) paid or incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement, in each case upon and pursuant to the terms set forth in Section 7.8 of the Collateral Agency Agreement. All reasonable costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

8.12.    Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.13.    Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Parity Lien Obligations outstanding) until the termination hereof as provided in the Collateral Agency Agreement.

8.14.    Entire Agreement. This Security Agreement, the Indenture, and the other Note Documents embody the entire agreement and understanding between the Grantors and the Collateral Agent relating to the Collateral and supersede all prior agreements and understandings between the Grantors and the Collateral Agent relating to the Collateral.

8.15.    CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.16.    CONSENT TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

8.17.    WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER NOTE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.18.    Indemnity. Section 7.9 of the Collateral Agency Agreement is hereby incorporated by reference mutatis mutandis, as if stated verbatim herein as agreements and obligations of each Grantor.

8.19.    Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of this Security Agreement by facsimile or other electronic transmission (e.g., pdf) shall be effective as delivery of a manually executed counterpart of this Security Agreement.

8.20.    Lien Absolute. No Grantor that is a Guarantor shall be released from its obligations hereunder by reason of:

(a)    any extension, renewal, settlement, compromise, waiver or release in respect of any of the Parity Lien Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Parity Lien Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Parity Lien Obligations;

(b)    any lack of validity or enforceability relating to or against the Company, any other Grantor or any other guarantor of any of the Parity Lien Obligations, for any reason related to the Indenture, any other Note Document or any other agreement or instrument governing or evidencing any Parity Lien Obligations, or any Laws purporting to prohibit the payment by the Company, any other Grantor or any other guarantor of the Parity Lien Obligations of the principal of or interest on the Parity Lien Obligations;

(c)    any modification or amendment of or supplement to the Indenture or any other Note Document;

(d)    any change in the time, manner or place of payment of, or in any other term of, all or any part of the Parity Lien Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Note Document or any other agreement or instrument governing or evidencing any Parity Lien Obligations, including any increase or decrease in the rate of interest thereon;

(e)    any change in the corporate existence, structure or ownership of the Company, any other Grantor or any other guarantor of any of the Parity Lien Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company, any other Grantor or any other guarantor of the Parity Lien Obligations, or any of their assets or any resulting release or discharge of any obligation of the Company, any other Grantor or any other guarantor or any of the Parity Lien Obligations;

(f)    any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Note Document or Parity Lien Obligations;

(g)    any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Parity Lien Obligations, any other Note Document, any other agreement or instrument or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of any Guarantor; or

(h)    any other act or omission to act or delay of any kind by the Company, any other Grantor, any other guarantor of the Parity Lien Obligations, the Collateral Agent, any Holder or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder; except in each case to the extent that any written amendment, settlement, compromise, waiver or release expressly modifies or terminates the obligations of such Grantor.

8.21.    Release. Each Grantor that is a Guarantor consents and agrees that the Collateral Agent may at any time, or from time to time, in compliance with the Indenture and otherwise in its discretion:

(a)    renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Parity Lien Obligations; and

(b)    exchange, release and/or surrender all or any of the Collateral (including the Pledged Equity), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Collateral Agent in connection with all or any of the Parity Lien Obligations; all in such manner and upon such terms as the Collateral Agent may deem proper, and without notice to or further assent from any Grantor that is a Guarantor, it being hereby agreed that each such Guarantor shall be and remain bound upon this Security Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Parity Lien Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Indenture, or any other agreement governing any Parity Lien Obligations.

ARTICLE IX

NOTICES

9.1.    Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be given in accordance with Section 12.02 of the Indenture, with each notice to each Grantor other than the Company being given in the same manner as notice to the Company under the Indenture, provided that such notice shall in each case be addressed to such Grantor at its notice address set forth on Exhibit A.

9.2.    Change in Address for Notices. Each of the Grantors and the Collateral Agent may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE X

THE COLLATERAL AGENT

UMB Bank, N.A. has been appointed Collateral Agent for the Parity Lien Secured Parties hereunder pursuant to the Collateral Agency Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Parity Lien Secured Parties to the Collateral Agent pursuant to the Collateral Agency Agreement, and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in such Collateral Agency Agreement. The Collateral Agent shall be entitled to all rights, protections and immunities granted it under the Collateral Agency Agreement in acting hereunder. Any successor Collateral Agent appointed pursuant to the Collateral Agency Agreement shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.

ARTICLE XI

CONSENT TO PLEDGED EQUITY

11.1.    Each Grantor, in its respective capacity as an issuer of Pledged Equity (in such capacity, an “Issuer”), hereby (a) consents to the grant by each other Grantor to the Collateral Agent, for the benefit of the Parity Lien Secured Parties, of a security interest in and lien on all of the Pledged Equity, (b) represents to the Collateral Agent that it has no rights of setoff or other claims against any of the Pledged Equity, (c) acknowledges and agrees that it shall, upon demand by the Collateral Agent, pay to the Collateral Agent, for the benefit of the Parity Lien Secured Parties, any dividends and distributions due to any Grantor in accordance with the terms hereof, and (d) consents to the transfer of such Pledged Equity to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

11.2.    Each Grantor hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Collateral Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Security Agreement, without any other or further instructions from such Grantor.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Grantors and the Collateral Agent have executed this Security Agreement as of the date first above written.

GRANTORS:

CENTENNIAL RESOURCE PRODUCTION, LLC, a Delaware limited liability company

By:	/s/ George S. Glyphis
Name:	George S. Glyphis
Title:	Vice President and Chief Financial Officer

ATLANTIC EXPLORATION, LLC, a Delaware limited liability company

By:	/s/ George S. Glyphis
Name:	George S. Glyphis
Title:	Vice President and Chief Financial Officer

CENTENNIAL RESOURCE MANAGEMENT, LLC, a Delaware limited liability company

By:	/s/ George S. Glyphis
Name:	George S. Glyphis
Title:	Vice President and Chief Financial Officer

CENTENNIAL RESOURCE DEVELOPMENT, INC., a Delaware corporation

By:	/s/ George S. Glyphis
Name:	George S. Glyphis
Title:	Vice President and Chief Financial Officer

[SIGNATURE PAGE TO SECOND LIEN PLEDGE AND SECURITY AGREEMENT – CENTENNIAL RESOURCE PRODUCTION, LLC]

COLLATERAL AGENT:

UMB BANK, N.A., as collateral agent

By:	/s/ Mauri J. Cowen
Name:	Mauri J. Cowen
Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND LIEN PLEDGE AND SECURITY AGREEMENT – CENTENNIAL RESOURCE PRODUCTION, LLC]

Annex 1 to

Second Lien Pledge and Security Agreement

ASSUMPTION AGREEMENT (this “Assumption Agreement”), dated as of             ,     20    , by                     , a                      (the “Additional Grantor”), in favor of UMB BANK, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”) for the Parity Lien Secured Parties. All capitalized terms not defined herein shall have the meaning ascribed to them in the Security Agreement referred to below.

PRELIMINARY STATEMENTS

A.    CENTENNIAL RESOURCE PRODUCTION, LLC, a Delaware limited liability company (“Company”), has entered into (i) that certain Indenture, dated as of May 22, 2020, with UMB Bank, N.A., as trustee (in such capacity, together with any successors and assigns in such capacity, the “Trustee”) (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), and (ii) that certain Collateral Agency Agreement, dated as of May 22, 2020, with the Trustee, the other Parity Lien Representatives from time to time party thereto and the Collateral Agent.

B.    In connection with the Indenture, the Company and/or certain other Grantors are party to that certain Second Lien Pledge and Security Agreement, dated as of May 22, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), in favor of the Collateral Agent for the benefit of the Parity Lien Secured Parties.

C.    The Indenture requires the Additional Grantor to become a party to the Security Agreement.

D.    The Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Security Agreement.

ACCORDINGLY, IT IS AGREED:

1.    Security Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 4.11 of the Security Agreement, hereby becomes a party to the Security Agreement as a “Grantor” thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder and grants a security interest to the Collateral Agent, as provided therein, in all of its right, title and interest in and to the Collateral to secure the prompt and complete payment and performance of the Parity Lien Obligations. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the appropriate Exhibits to the Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article III of the Security Agreement is, as to itself, true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

Annex 1-1

2.    GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

a

By:
Name:
Title:

Annex 1-2

Annex 2 to

Second Lien Pledge and Security Agreement

This Parent Joinder Agreement (this “Joinder”) dated as of             , 20     is entered into by                     , a                      (“New Parent”) in favor of UMB BANK, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”) for the Parity Lien Secured Parties. All capitalized terms not defined herein shall have the meaning ascribed to them in the Security Agreement referred to below.

PRELIMINARY STATEMENTS

A.    CENTENNIAL RESOURCE PRODUCTION, LLC, a Delaware limited liability company (“Company”), has entered into (i) that certain Indenture, dated as of May 22, 2020, with UMB Bank, N.A., as trustee (in such capacity, together with any successors and assigns in such capacity, the “Trustee”) (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), and (ii) that certain Collateral Agency Agreement, dated as of May 22, 2020, with the Trustee, the other Parity Lien Representatives from time to time party thereto and the Collateral Agent.

B.    In connection with the Indenture, the Company and/or certain other Grantors are party to that certain Second Lien Pledge and Security Agreement, dated as of May 22, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), in favor of the Collateral Agent for the benefit of the Parity Lien Secured Parties.

C.    The Security Agreement provides for any Person that acquires one hundred percent (100%) of the outstanding Equity Interests in the Company to execute and deliver a Parent Joinder Agreement to the Collateral Agent in order to become the “Parent”, as defined in the Notes Documents. New Parent has acquired one hundred percent (100%) of the outstanding Equity Interests in the Company, and New Parent is executing and delivering this Joinder to the Collateral Agent, as contemplated in the Security Agreement, in order to become the Parent and in order to become a party to the Security Agreement.

ACCORDINGLY, IT IS AGREED:

1.    Security Agreement. New Parent hereby becomes a party to the Security Agreement as a “Grantor” thereunder and agrees to all of the terms and provisions of the Security Agreement that are applicable to it as a Grantor thereunder. In particular and without limitation, New Parent hereby (a) expressly assumes all obligations and liabilities of a Grantor thereunder, (b) grants to the Collateral Agent, for the benefit of the Parity Lien Secured Parties, a security interest in and lien on all of New Parent’s right, title and interest in and to the Collateral (as defined in the Security Agreement), whether now existing or hereafter arising, including, without limitation, one hundred percent (100%) of the issued and outstanding Equity Interests in the Company to secure the prompt and complete payment and performance of the Parity Lien Obligations, (c) agrees that it is a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and (d) agrees that the representations and warranties set forth in the Security Agreement shall, when made or deemed made hereafter, apply to New Parent as well as the existing Grantors. The information set forth in

Annex 2-1

Annex 1-A hereto supplements and is hereby added to the information set forth in the appropriate Exhibits to the Security Agreement. Each reference to a “Grantor” in the Security Agreement shall be deemed to include New Parent.

2.    GOVERNING LAW. THIS JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

3.    Counterparts. This Joinder may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of this Joinder by facsimile or other electronic transmission (e.g., ..pdf) shall be effective as delivery of a manually executed counterpart of this Joinder.

4.    No Novation. Except as expressly supplemented hereby, the Indenture, the Security Agreement and the other Notes Documents shall remain in full force and effect.

5.    Notices. All communications and notices to New Parent under the Security Agreement shall be in writing and given as provided in Section 9.1 of the Security Agreement to the address for New Parent set forth in Exhibit A to the Security Agreement (as supplemented hereby).

6.    Expenses. The Company agrees to reimburse the Collateral Agent for its out of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be duly executed and delivered as of the date first above written.

[NEW PARENT]

a

By:
Name:
Title:

Annex 2-2